[DRAFT OF FEBRUARY 7, 1995]


                               $250,000,000
                         VALERO ENERGY CORPORATION
                             MEDIUM-TERM NOTES

                          DISTRIBUTION AGREEMENT



______________, 1995

Lehman Brothers
Lehman Brothers Inc.
3 World Financial Center, 12th Floor
New York, New York  10285-1200

Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048

BT Securities Corporation
130 Liberty Street
New York, New York 10006

Dear Sirs:

          Valero Energy Corporation, a Delaware corporation (the "Company"), confirms its agreement with each of you (individually, an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Agreement, include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.) with respect to the issuance and sale by the Company of the notes registered under the Registration Statement referred to in
Section 1(a) below (the "Notes"). The Notes are to be issued from time to time pursuant to an indenture, dated as of March 30, 1992 and as amended by the First Supplemental Indenture dated as of ___________________, 1995 (as it may be supplemented or amended from time to time, the "Indenture"), between the Company and Bankers Trust Company, as trustee (the "Trustee").

          The Notes shall have the maturity ranges, applicable interest rates or interest rate formulas, issue prices, redemption and repayment provisions and other terms set forth in the Prospectus referred to in Section 1(a) as it may be amended or supplemented from time to time, including any supplement providing for the terms of a particular issue of the Notes (a "Pricing Supplement"). The Notes will be issued, and the terms thereof established, from time to time, by the Company in accordance with the Indenture and the Procedures (as defined in Section 2(f) hereof). This Agreement shall apply only to sales of the Notes and not to sales of any other securities or evidences of indebtedness of the Company and only on the specific terms set forth herein.

          Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell its Notes directly on its own behalf, the Company hereby (i) appoints each of the Agents as the agent of the Company for the purpose of soliciting and receiving offers to purchase Notes from the Company and (ii) agrees that whenever the Company determines to sell Notes directly to an Agent as principal it will enter into a separate agreement (each a "Purchase Agreement"). Each such Purchase Agreement, whether oral (and confirmed in writing, which may be by facsimile transmission) or in writing, shall be with respect to such information (as applicable) as specified in Exhibit C hereto, relating to such sale in accordance with
Section 2(f) hereof.

          SECTION 1.  REPRESENTATIONS AND WARRANTIES.

          The Company represents and warrants to each Agent as of the date hereof, as of the Closing Date (as defined in Section 2(g) hereof) and as of the times referred to in Sections 6(a) and 6(b) hereof (the Closing Date and each such time being hereinafter referred to as a "Representation Date"), as follows:

          (a) General. A registration statement on Form S-3 (Registration No. 33-56441) with respect to the Notes has been prepared and filed by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Rules and Regulations (as defined below) of the Securities and Exchange Commission (the "Commission") thereunder, and has become effective under the Securities Act. The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").
As used in this Agreement, (i) "Registration Statement" means such registration statement when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter (if any post-effective amendment to such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the time the most recent such amendment has been declared effective by the Commission); (ii) "Basic Prospectus" means the prospectus (including the Incorporated Documents (as defined below)) included in the Registration Statement; (iii) "Prospectus" means the Basic Prospectus (including the Incorporated Documents) and any amendments or supplements thereto (including the applicable Pricing Supplement) relating to the Notes, as filed with the Commission pursuant to paragraph (b) of Rule 424 of the Rules and Regulations under the Securities Act; (iv) "Incorporated Document" means any document heretofore or hereafter filed by the Company pursuant to Section 12, 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the termination of the offering of the Notes and incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus; (v) "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Securities Act or the Exchange Act, as applicable; and (vi) "Subsidiary" has the meaning set forth in Rule 405 of the Rules and Regulations under the Securities Act. The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Prospectus.

          (b)  Registration Statement, Prospectus and Indenture:
Contents. The Registration Statement and the Prospectus comply in all material respects, and the Registration Statement and the Prospectus will comply in all material respects, as of the applicable Representation Date and at all times during each period during which, in the opinion of counsel for the Agents, a prospectus relating to the Notes is required to be delivered under the Securities Act (each a "Marketing Period"), with the requirements of the Securities Act and the Rules and Regulations thereunder; the Indenture, including any amendments and supplements thereto, conforms with the requirements of the Trust Indenture Act and the rules and regulations of the Commission thereunder; and the Registration Statement and the Prospectus do not, and will not as of the applicable Representation Date and at all times during each Marketing Period, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for inclusion therein or to any statements in or omissions from the statement of eligibility and qualification on Form T-1 of the Trustee under the Trust Indenture Act.

          (c) No Defaults. Neither the Company nor any of its Subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Neither the Company nor any of its Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (d) No Violation. The execution, delivery and performance by the Company of this Agreement, the Indenture, the Notes, and each applicable Purchase Agreement, if any, will not cause a breach of, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, or result in a violation of the corporate charter or by-laws or other constitutive document of the Company or any of its Subsidiaries or result in a violation of any existing law, rule or regulation or any judgment, order or decree of any court or governmental agency having jurisdiction over the Company, any of its Subsidiaries or their respective properties.

          (e) No Consents Required. Except as required by the Securities Act, the Trust Indenture Act, the Exchange Act and applicable state securities laws, no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance of the transactions contemplated by this Agreement, the Notes, each applicable Purchase Agreement, if any, or the Indenture.

          (f) Material Changes or Material Transactions. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has not been any adverse change in the business, properties, financial condition or results of operations of the Company that materially adversely affects the Company or the Company and its Subsidiaries, taken as a whole, and (ii) there has been no material transaction entered into by the Company or any of its Subsidiaries other than those in the ordinary course of business.

          (g) Accountants. To the knowledge of the Company, Arthur Andersen LLP, whose report appears in the Company's most recent Annual Report on Form 10-K, which is incorporated by reference in the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations thereunder.

          (h) Validity of Indenture and Notes. (i) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)); (ii) the Notes, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered against payment therefor in accordance with the terms hereof, will have been duly authorized and validly issued and delivered, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms (except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law)); and (iii) the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

          (i) Due Incorporation, Formation and Qualification. Each of the Company and its Subsidiaries that is a corporation has been duly incorporated and is validly existing in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified and in good standing in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole). Each of the Company and its Subsidiaries that is a corporation has the corporate power and authority, and holds all valid permits and other required authorizations from governmental authorities necessary, to carry on its business as now conducted and as to be conducted on each Representation Date (except where the failure to have such permits would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole), and none of such entities has received any notice relating to the revocation or modification of any such permits or authorizations that are singly or in the aggregate material to the Company and its Subsidiaries, taken as a whole. Each of the Company's Subsidiaries that is not a corporation is a duly formed and validly existing limited partnership under the laws of its jurisdiction of organization, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure so to qualify would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole), and has full power and authority under the laws of its jurisdiction of organization and its partnership agreement, and holds all valid permits and other required authorizations from governmental authorities necessary, to carry on its business as now conducted and as to be conducted on each Representation Date (except where the failure to have such permits would not have a material adverse effect upon the Company and its Subsidiaries, taken as a whole), and none of such entities has received any notice relating to the revocation or modification of any such permits or authorizations that are singly or in the aggregate material to the Company and its Subsidiaries, taken as a whole.

          (j) Authority and Authorization. The Company has all requisite power and authority to enter into this Agreement and to issue, sell and deliver the Notes in accordance with and upon the terms and conditions set forth in this Agreement and the Registration Statement and the Prospectus. This Agreement has been duly authorized, executed and delivered by the Company.

          (k) Legal Proceedings. Except as described in the Registration Statement and the Prospectus, there is no action, suit or proceeding pending before any court, arbitrator or governmental body, nor, to the knowledge of the Company, is any such action threatened that (i) could reasonably be expected to affect the consummation of the transactions contemplated by this Agreement, (ii) is required to be disclosed in the Registration Statement or, in the case of any threatened action, would be required to be so disclosed if such action were pending or (iii) could reasonably be expected to result in any material adverse change in the business, properties, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

          (l) Financial Statements. The financial statements (including the related notes) and selected financial information included or incorporated by reference in the Registration Statement or the Prospectus present fairly or, in the case of information incorporated by reference from documents filed with the Commission after the date hereof, will present fairly the financial condition and results of operations and selected financial information of the entities purported to be shown thereby at the dates and for the periods indicated and have been or will be, as the case may be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods presented (except for changes in the method of accounting referred to in the notes accompanying such financial statements), and the supporting schedules of the Company incorporated by reference in the Registration Statement or the Prospectus present fairly in all material respects the information required to be presented therein in relation to the basic financial statements taken as a whole, subject in each case to the qualifications, limitations and other information presented therewith. Certain information and footnote disclosure normally included in unaudited, quarterly financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the Rules and Regulations under the Exchange Act.

          (m) Incorporated Documents. The Incorporated Documents, at the time they were filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder and the Exchange Act and the Rules and Regulations thereunder. Any Incorporated Documents hereafter filed will, when they are filed with the Commission, comply in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder and the Exchange Act and the Rules and Regulations thereunder.

          (n) Exhibits to Registration Statement. There are no contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations thereunder, or which were or are required to be filed as exhibits to any Incorporated Document by the Exchange Act or the Rules and Regulations thereunder, which have not been or will not be filed as exhibits to the Registration Statement or to such Incorporated Document as permitted by the Rules and Regulations under the Securities Act or the Exchange Act, as the case may be. There are no contracts or other documents that are required to be summarized in the Prospectus that have not been so summarized.

          (o) Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as each of such terms is defined in the Public Utility Holding Company Act of 1935, as amended, and the rules and regulations thereunder (the "Holding Company Act").

          (p) Investment Company Act. The Company is not required to register under the provisions of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and no action need be taken with respect to or under the Investment Company Act by reason of the issuance of the Notes by the Company.

          (q) Form S-3. The Company meets the eligibility requirements for the use of Form S-3 under the Securities Act and the Rules and Regulations thereunder.

          (r) Licenses, Approvals and Consents. The Company has all licenses, approvals and consents for the conduct of its business the failure of which to have would have a material adverse effect on the business, properties, financial condition or results of operations of the Company.

          (s)  Rating.  The Notes have been rated by a
"nationally recognized statistical rating agency" (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act), including one or both of Moody's Investor Services, Inc. and Standard & Poor's Corporation, in one of its four highest generic rating categories.

          (t) Doing Business with Cuba. The Company confirms as of the date hereof, and each acceptance by the Company of an offer to purchase Notes will be deemed to be an affirmation, that the Company is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

          (u) Ownership of Subsidiaries. All of the outstanding shares of capital stock or partnership interests of each Subsidiary of the Company are validly issued and outstanding, fully paid and nonassessable, and all of such shares or interests of each such Subsidiary are owned directly or indirectly by the Company, free and clear of all liens and encumbrances, equities or claims.

          SECTION 2.  SOLICITATIONS AS AGENT; PURCHASES AS
PRINCIPAL.

          (a) Appointment; Reasonable Best Efforts to Solicit. Upon the terms and subject to the conditions stated herein, the Company hereby appoints the Agents as the exclusive agents of the Company for the purpose of soliciting or receiving offers to purchase the Notes from the Company by others. On the basis of the representations and warranties contained herein, but subject to the terms and conditions herein set forth, each Agent agrees, as an agent of the Company, to use its reasonable best efforts to solicit offers to purchase the Notes upon the terms and conditions set forth in the Prospectus. Except as otherwise provided herein, so long as this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of each such Agent, solicit or accept offers to purchase Notes otherwise than through one of the Agents; provided, however, the Company expressly reserves the right to sell Notes directly to investors and, upon five business days' prior notice to, and with the prior consent of, the Agents, to appoint other persons, partnerships or corporations ("Additional Agents") to act as its agent to solicit offers for the purchase of Notes pursuant to this Agreement; provided, further, each Additional Agent shall execute this Agreement and become a party hereto and thereafter the term "Agent" as used in this Agreement shall mean the Agents and such Additional Agents.

          (b) Suspension of Solicitation. The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase any or all of the Notes commencing at any time for any period of time or indefinitely. Upon receipt of at least one business day's prior written notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Notes from the Company until such time as the Company has advised the Agents in writing that such solicitation may be resumed. For the purpose of the foregoing sentence, "business day" shall mean any day which is not a Saturday or Sunday and which is not a day on which (i) banking institutions are generally authorized or obligated by law to close in the City of New York and (ii) The New York Stock Exchange, Inc. is closed for trading.

          Upon receipt of notice from the Company as contemplated by Section 3(c) hereof, each Agent shall suspend its solicitation of offers to purchase Notes until such time as the Company shall have furnished it with an amendment or supplement to the Registration Statement or the Prospectus, as the case may be, contemplated by Section 3(c) and shall have advised such Agent that such solicitation may be resumed.

          (c) Agent's Commission. Promptly upon the closing of the sale of any Notes sold by the Company as a result of a solicitation made by or offer to purchase received by an Agent, the Company agrees to pay such Agent a commission in accordance with the schedule set forth in Exhibit A hereto.

          (d) Solicitation of Offers. The Agents are authorized to solicit offers to purchase the Notes only in denominations as are specified in the Prospectus at a purchase price as shall be specified by the Company. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Notes received by it as an Agent. The Company shall have the sole right to accept offers to purchase the Notes and may reject any such offer in whole or in part. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offer to purchase Notes received by it, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein.

          No Note which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Note shall have been delivered to the purchaser thereof against payment by such purchaser.

          (e) Purchases as Principal. Each sale of Notes to any Agent as principal, for resale to one or more investors or to another broker-dealer (acting as principal for purposes of resale), shall be made in accordance with the terms of this Agreement and a Purchase Agreement whether oral (and confirmed in writing by such Agent to the Company, which may be by facsimile transmission) or in writing, which will provide for the sale of such Notes to, and the purchase thereof by, such Agent. A Purchase Agreement may also specify certain provisions relating to the reoffering of such Notes by such Agent. The commitment of any Agent to purchase Notes from the Company as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Purchase Agreement shall specify the principal amount and terms of the Notes to be purchased by an Agent, the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Notes and such other information (as applicable) as is set forth in Exhibit C hereto. The Company agrees that if any Agent purchases Notes as principal for resale such Agent shall receive such compensation, in the form of a discount or otherwise, as shall be indicated in the applicable Purchase Agreement or, if no compensation is indicated therein, a commission in accordance with Exhibit A hereto. Any Agent may utilize a selling or dealer group in connection with the resale of such Notes. In addition, any Agents may offer the Notes they have purchased as principal to other dealers. Any Agent may sell Notes to any dealer at a discount. Such Purchase Agreement shall also specify any requirements for delivery of opinions of counsel, accountant's letters and officers' certificates pursuant to Section 5 hereof.

          (f) Administrative Procedures. Administrative procedures respecting the sale of Notes (the "Procedures") are set forth in Exhibit B hereto and may be amended in writing from time to time by the Agents and the Company. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them herein and in the Procedures. The Procedures shall apply to all transactions contemplated hereunder including sales of Notes to any Agent as principal pursuant to a Purchase Agreement, unless otherwise set forth in such Purchase Agreement.

          (g) Delivery of Documents. The documents required to be delivered by Section 5 hereof shall be delivered at the offices of Lehman Brothers Inc., 3 World Financial Center, New York, New York, not later than 10:00 A.M., New York City time, on the date of this Agreement or at such other place or at such later time as may be mutually agreed upon by the Company and the Agents, which later time shall in no event be later than the time at which the Agents commence solicitation of offers to purchase Notes hereunder (the "Closing Date").

          SECTION 3.  COVENANTS OF THE COMPANY.

          The Company covenants and agrees with each Agent that:

          (a)  Delivery of Signed Registration Statement.  The
Company shall furnish promptly to the Agents and to their counsel a signed copy of the Registration Statement as originally filed and each amendment or supplement thereto, all Incorporated
Documents and all consents and exhibits filed therewith.

          (b) Delivery of Other Documents. The Company shall deliver promptly to the Agents, and in such number as they may reasonably request, each of the following documents: (i) conformed copies of the Registration Statement (excluding exhibits other than the computation of the ratio of earnings to fixed charges, the Indenture and this Agreement and such other exhibits that the Agents may reasonably request), (ii) the Basic Prospectus, (iii) the Prospectus and (iv) all Incorporated Documents.

          (c) Revisions to Prospectus Material Changes. If, during any Marketing Period, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act, the Company shall notify the Agents promptly, in writing, to suspend solicitation of purchases of the Notes; and if the Company decides to amend or supplement the Registration Statement or the Prospectus, the Company shall promptly advise the Agents by telephone (with confirmation in writing) and shall promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance; provided, however, that if during the period referred to above any Agent shall own any Notes which it has purchased from the Company as principal with the intention of reselling them, the Company shall promptly prepare and timely file with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Company or the Agents, be required by the Securities Act or requested by the Commission.

          (d) Commission Filings. The Company shall, during any Marketing Period, timely file with the Commission all documents (and any amendments to previously filed documents) required to be filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. The Company shall prepare and file with the Commission, promptly upon the request of the Agents, any amendments or supplements to the Registration Statement or Prospectus that, in the opinion of the Agents, may be reasonably necessary or advisable in connection with the distribution of the Notes.

          (e) Notice of Certain Proposed Filings. The Company shall give prompt written notice to the Agents of any proposal to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement, any amendment or supplement to the Prospectus, or any Incorporated Document or any amendment or supplement to any such Incorporated Document, and shall furnish the Agents with preliminary copies of any such amendment or supplement or other documents proposed to be filed or prepared a reasonable time in advance of such proposed filing or preparation, as the case may be.

          (f) Notice to Agents of Certain Events. The Company shall advise the Agents immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes becomes effective, (ii) of any request or proposed request by the Commission for an amendment or supplement to the Registration Statement, to the Prospectus, to any Incorporated Document or for any additional information related to the Registration Statement, (iii) of the issuance by the Commission or any state or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or of any order directed to the Prospectus or any Incorporated Document or of any challenge by the Commission, any state or other regulatory body of the accuracy or adequacy of any Incorporated Document or of any order suspending the qualification of the Notes for offering or sale in any jurisdiction or of the initiation or threat of any proceeding for any such purpose and (iv) of any downgrading in the rating of the Notes or any other debt securities of the Company, or any proposal to downgrade the rating of the Notes or any other debt securities of the Company, by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Company learns of any such downgrading, proposal to downgrade or public announcement.

          (g) Stop Orders. The Company shall use its best efforts to prevent the issuance by the Commission or any state or other regulatory body of any stop order or other such order and should a stop order or other such order be issued, to obtain as soon as possible the lifting thereof.

          (h) Earnings Statements. The Company shall, as soon as practicable, but not later than 18 months after the date of each acceptance by the Company of an offer to purchase Notes hereunder, make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Securities Act (including, at the option of the Company, through reliance upon Rule 158(a) of the Rules and Regulations under the Securities Act).

          (i) Copies of Reports, Releases and Financial Statements. For a period of not less than one year following the last sale of a Note, to furnish to the Agents, promptly after the same are filed, copies of all public reports or releases and all reports and financial statements filed by the Company with the Commission pursuant to the Exchange Act or any Rule or Regulation thereunder.

          (j) Blue Sky Qualifications. The Company shall take, or cause to be taken, all necessary action and furnish to whomever the Agents may direct such information as may be required in qualifying the Notes for offering and sale under the laws of such jurisdictions which the Agents shall designate, and to continue such qualifications in effect for as long as may be necessary for the distribution of the Notes unless the Agents agree that such action is not necessary or advisable; except that in no event shall the Company be obligated in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any such jurisdiction.

          (k) Holdback. Between the date of a Purchase Agreement and the date of delivery of the Notes with respect thereto, the Company will not offer or sell, or enter into any agreement to sell, any of its debt securities, other than borrowings under the Company's revolving credit agreements and lines of credit, the private placement of securities and issuances of its commercial paper.

          (l) Pricing Supplement. The Company shall prepare, with respect to any Notes to be sold through or to the Agents pursuant to this Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and to file such Pricing Supplement pursuant to Rule 424 under the Securities Act with the Commission.

          SECTION 4.  PAYMENT OF EXPENSES.

          The Company will pay:

     (i) the costs incident to the authorization, issuance, sale and delivery of the Notes and any taxes payable in that connection,

     (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any amendments and exhibits thereto,

     (iii) the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange
Act,

     (iv) the costs of distributing the Registration Statement, as originally filed, and each amendment and post-effective amendment thereto (including exhibits), the Basic Prospectus, the Prospectus, any supplement or amendment to the Prospectus and any Incorporated Documents,

     (v) the fees and disbursements of the Trustee, any paying agent, any calculation agent, any exchange rate agent and any other agents appointed by the Company in connection with the sale of the Notes, and their respective counsel,

     (vi) the cost and fees in connection with any filings with the National Association of Securities Dealers, Inc. in connection with the sale of the Notes,

     (vii) the fees and disbursements of the Company's accountants and of counsel to the Company, and the reasonable fees and disbursements of counsel to the Agents,

     (viii) the fees paid to rating agencies in connection with the rating of the Notes,

     (ix) the fees and expenses of qualifying the Notes under the securities laws of the several jurisdictions as provided in
Section 3(j) hereof and of preparing and printing a Blue Sky Memorandum and a memorandum concerning the legality of the Notes as an investment (including fees and expenses of counsel for the Agents in connection therewith),

     (x) all advertising expenses in connection with the offering of the Notes incurred with the written consent of the Company, and

     (xi) all other costs and expenses incident to the performance of the Company's obligations under this Agreement.

          SECTION 5.  CONDITIONS OF OBLIGATIONS OF AGENTS.

          The obligation of the Agents, as agents of the Company, under this Agreement to solicit offers to purchase the Notes, the obligation of any person who has agreed to purchase Notes to make payment for and take delivery of Notes, and the obligation of any Agent to purchase Notes pursuant to any Purchase Agreement, is subject to the accuracy on each Representation Date of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company's officers made in any certificate furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

          (a) Registration Statement. The Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Notes shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing by the Rules and Regulations and in accordance with Section 3(l) hereof; no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof nor any order directed to any Incorporated Document or any order suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued and no stop order proceeding or other proceeding for any such purpose shall have been initiated or threatened by the Commission or any state or other regulatory body and no challenge shall have been made to the accuracy or adequacy of any Incorporated Document; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Company shall not have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus or any Incorporated Document without the consent of the Agents.

          (b) No Suspension of Sale of the Notes. No order suspending the sale of the Notes in any jurisdiction designated by the Agents pursuant to Section 3(j) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

          (c) No Material Omissions or Untrue Statements. No Agent shall have discovered and disclosed to the Company that the Registration Statement or the Prospectus or any Incorporated Document contains an untrue statement of a fact which, in the opinion of the Agents, is material, or omits to state a fact which, in the opinion of the Agents, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (d) Legal Matters Satisfactory to Counsel. All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Notes, the Indenture, the form of the Registration Statement, each Prospectus (other than financial statements and other financial data) and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to counsel for the Agents and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

          (e) Opinion of Stan L. McLelland, Esq. At the Closing Date, the Agents shall have received the opinion, addressed to the Agents and dated the Closing Date, of Stan L. McLelland, Esq., Executive Vice President and General Counsel of the Company, in form and substance satisfactory to the Agents and their counsel, to the effect that:

     (i) Each of the Company and its Subsidiaries that is a corporation has been duly incorporated and is validly existing in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership of property or the conduct of its business requires such qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole), and each has all corporate power and authority necessary to own or hold its properties and to conduct the business in which it is engaged.

     (ii) Each of the Company's Subsidiaries that is not a corporation is a duly formed and validly existing limited partnership under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which it owns or leases a material amount of property or conducts a material amount of business so as to require such registration or qualification (except where the failure to so qualify would not have a material adverse effect upon the Company and its Subsidiaries taken as a whole) and has full power and authority under the laws of the jurisdiction of its organization and its respective partnership agreement to own or hold its properties and to conduct the business in which it is engaged.

     (iii) All of the outstanding shares of capital stock or partnership interests of each of the Subsidiaries of the Company are validly issued and outstanding, fully paid and nonassessable and are wholly owned by the Company free and clear of any security interest perfected under the Uniform Commercial Code, and, to such counsel's knowledge, any liens, claims or encumbrances.

     (iv) The Registration Statement is effective under the Securities Act, and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceeding for that purpose is pending or threatened by the Commission. Any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

     (v) To the knowledge of such counsel, no order of the Commission directed to any Incorporated Document has been issued, and no challenge by appropriate proceedings has been made to the accuracy or adequacy of any Incorporated Document.

     (vi) The Company has filed all documents and amendments to previously filed documents required to be filed by it pursuant to
Section 12, 13, 14 or 15(d) of the Exchange Act, which are or would constitute, if so filed, Incorporated Documents.

     (vii) The statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [headings to be updated for 1994 10-K] (the "Form 10-K") (as modified by any subsequent filings under the Exchange Act or by the Registration Statement) under the captions "Business -- Recent Developments," "Business -- Valero Natural Gas Partners, L.P. -- Natural Gas Pipelines," "Business -- Other Natural Gas Operations," "Business -- Governmental Regulations," "Business -- Environmental Matters" and "Legal Proceedings," insofar as they are, or refer to, statements of law or legal conclusions, are, as so modified, fair and accurate in all material respects.

     (viii) Such counsel does not know of any contracts or other documents that are required to be filed as exhibits to the Registration Statement by the Securities Act or the Rules and Regulations thereunder that have not been filed as exhibits to the Registration Statement or incorporated therein by reference as permitted by the Rules and Regulations thereunder; such counsel does not know of any contracts or other documents that are required by the Exchange Act or by the Rules and Regulations thereunder to be filed as exhibits to the Form 10 K or any other Incorporated Document, as the case may be, that have not been filed as exhibits to the Form 10-K or any other Incorporated Document, as the case may be, or incorporated therein by reference as permitted by the rules and regulations under the Exchange Act.

     (ix) The Registration Statement and the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder (except that no opinion need be expressed as to the financial statements and other financial and statistical data contained therein); the Incorporated Documents comply as to form in all material respects with the requirements of the Exchange Act and the Rules and Regulations thereunder (except that no opinion need be expressed as to the financial statements and other financial and statistical data contained therein).

     (x) This Agreement has been duly authorized, executed and delivered by the Company.

     (xi) The Indenture has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (xii) The Notes are in a form contemplated by the Indenture and have been duly authorized and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

     (xiii) The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus. The statements made in the Prospectus under the caption "Description of the Debt Securities" and in the Prospectus Supplement under the caption "Description of Notes," insofar as they purport to summarize the provisions of documents or agreements specifically referred to therein, fairly present the information called for with respect thereto by Form S-3 under the Securities Act.

     (xiv)     The Indenture is qualified under the Trust
Indenture Act.

     (xv) Such counsel does not know of any litigation or governmental proceeding pending or threatened against the Company or any of its Subsidiaries that would affect the subject matter of this Agreement or is required to be disclosed in the Prospectus that is not disclosed and correctly summarized therein in all material respects (except that no opinion need be expressed as to the adequacy of any legal defenses or the ultimate outcome of any such litigation or governmental proceeding).

     (xvi) Neither the Company nor any of its Subsidiaries is a "holding company", a "subsidiary company" of a "holding company", an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", as each of such terms is defined in the Holding Company
Act.

     (xvii) The execution, delivery and performance by the Company of this Agreement, the Indenture, the Notes, and each applicable Purchase Agreement, if any, will not cause a breach of, result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its Subsidiaries pursuant to the terms of, or constitute a default under, any agreement, indenture or instrument, known to such counsel, relating to borrowed money, or any other material agreement known to such counsel, or result in a violation of the corporate charter or by-laws or other constitutive document of the Company or any of its Subsidiaries or result in a violation of any existing law, rule or regulation, or, to the knowledge of such counsel, any judgment, order or decree of any court or governmental agency having jurisdiction over the Company or any of its Subsidiaries or their property; and no consent, authorization or order of, or filing or registration with, any court or governmental agency is required for the execution, delivery and performance by the Company of this Agreement, the Indenture, the Notes, and each applicable Purchase Agreement, if any, except such as may be required by the Securities Act, the Exchange Act, the Trust Indenture Act and state securities laws.

     (xviii)   To the knowledge of such counsel, the Company and
its Subsidiaries have, in all material respects, such licenses, authorizations and permits from all federal and state governmental authorities as are required to own and operate their respective businesses.

     (xix) To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, the effect of which violation or default is reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

     (xx) To the knowledge of such counsel, neither the Company nor any of its Subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, the effect of which violation is reasonably likely to be material to the Company and its Subsidiaries taken as a whole.

     (xxi) The Company meets the eligibility requirements for the use of Form S-3 under the Securities Act and the Rules and Regulations thereunder.

In addition, such counsel shall state that no facts have come to such counsel's attention that lead such counsel to believe that either the Registration Statement or the Prospectus (including any Incorporated Documents) or any amendment or supplement thereto (other than the expertized portions thereof, including, without limitation, the financial statements and other financial, geological and statistical information contained therein, as to which such counsel need not comment), both as of their respective effective or issue dates and as of the Closing Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Such letter may also state that such counsel does not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except, to the extent set forth therein, for the statements referred to in paragraphs (vii), (viii), (xiii) and
(xv)) and makes no representation that he has independently verified the accuracy, completeness or fairness of such statements.

          (f) Opinion of Fulbright & Jaworski L.L.P. At the Closing Date, the Agents shall have received the opinion, addressed to the Company and dated the Closing Date, of Fulbright & Jaworski L.L.P., in the form filed as Exhibit 8.1 to the Registration Statement. Such opinion shall state that the Agents may rely upon such opinion as if it were addressed to them.

          (g) Opinion of Baker & Botts, L.L.P. At the Closing Date, the Agents shall have received from Baker & Botts, L.L.P., counsel to the Agents, such opinion or opinions with respect to the validity of the Notes and other related matters as they may reasonably request and such counsel shall have received and may rely upon such documents and information as they request to enable them to pass upon such matters.

          (h) Officers' Certificate. On the Closing Date, the Company shall have furnished to you a certificate, dated such Closing Date and addressed to you, signed by the Chairman of the Board, the President, the principal financial officer or the Treasurer of the Company, in his capacity as such, to the effect that: (i) the representations and warranties of the Company contained in this Agreement are true and correct as if made at and as of the Closing Date; (ii) the Company has in all material respects complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or before the Closing Date; (iii) to the knowledge of such officer, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or threatened; and (iv) to the knowledge of such officer, since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth.

          (i) Accountants' Letter. On the Closing Date, Arthur Andersen LLP shall have furnished to the Agents a letter, dated the Closing Date and addressed jointly to the Company and the Agents, in form and substance reasonably satisfactory to the Agents confirming that they are independent public accountants within the meaning of the Securities Act and the Rules and Regulations thereunder and stating in effect that:

     (i) in their opinion the audited financial statements and financial statement schedules examined by them and included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations thereunder;

     (ii) on the basis of (a) a reading of the latest unaudited consolidated financial statements, if any, made available by the Company and its Subsidiaries; (b) carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; (c) a reading of the minutes of the meetings of the stockholders, directors and committees of the Company and its Subsidiaries; and (d) inquiries made of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its Subsidiaries as to transactions and events subsequent to the date of the most recent audited financial statements included or incorporated in the Prospectus, nothing came to their attention which caused them to believe that:

     (A) any unaudited financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form
10-Q under the Exchange Act;

     (B) any material modifications should be made to said unaudited financial statements for them to be in conformity with generally accepted accounting principles;

     (C) the unaudited capsule information, if any, included in the Prospectus does not agree with the amounts set forth in the unaudited consolidated financial statements from which it was derived or was not determined on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or

     (D) with respect to the period subsequent to December 31, 1994, there were any changes, at a specified date not more than five days prior to the date of the letter, in the preferred or common stock or any increases in long-term debt of the Company and its Subsidiaries or any decreases in consolidated net assets as compared with the amounts shown on the December 31, 1994 balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from January 1, 1995 to such specified date, there were any decreases, as compared with the corresponding period of the previous year, in consolidated operating income, or in the total or per share amounts of consolidated net income of the Company and its Subsidiaries, except in all instances for changes, increases or decreases set forth in such letter;

     (iii) they have performed certain other specified procedures to determine that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its Subsidiaries) included or incorporated in the Registration Statement and the Prospectus and in Exhibit 12.1 to the Registration Statement agrees with the accounting records of the Company and its Subsidiaries, excluding any questions of legal interpretation; and

     (iv) on the basis of (a) a reading of the pro forma financial statements, if any; (b) carrying out certain specified procedures; (c) inquiries made of certain officials of the Company who have responsibility for financial and accounting matters; and (d) proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

          All financial statements and schedules included in the material incorporated by reference into the Prospectus shall be deemed included in the Prospectus for purposes of this paragraph
(i). References to the Prospectus in this paragraph (i) include any supplement thereto at the date of the letter.

          (j) Additional Conditions. There shall not have occurred: (i) since the date of filing of the Company's most recent quarterly or annual report under the Exchange Act any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, stockholders' equity, business, properties, condition (financial or other), results of operations or prospects of the Company and its Subsidiaries which in the opinion of the Agents, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on either of such exchanges or such market by the Commission; (iii) a general moratorium on commercial banking activities declared by federal or New York State authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in the judgment of the Agents makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Notes or the purchase of Notes from the Company as principal pursuant to the applicable Purchase Agreement, as the case may be.

          (k)  Other Information and Documentation.  Prior to the
Closing Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents or counsel to the Agents may reasonably request.

          All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Agents and their counsel. Any certificate signed by an officer of the Company and delivered to the Agents pursuant hereto shall be deemed to be a representation and warranty of the Company to the Agents as to the statements made therein. The Company shall furnish to the Agents conformed copies of such opinions, certificates, letters and other documents in such number as the Agents shall reasonably request.

          SECTION 6.  ADDITIONAL COVENANTS OF THE COMPANY.

          The Company covenants and agrees with each Agent that:

          (a) Acceptance of Offer Affirms Representations and Warranties. The Company agrees that during each Marketing Period, each acceptance by the Company of an offer for the purchase of Notes shall be deemed to be an affirmation that its representations and warranties contained in this Agreement and in any certificate theretofore given to the Agents pursuant hereto are true and correct at the time of such acceptance, and a covenant that such representations and warranties will be true and correct at the time of delivery to the purchaser or his agent of the Notes relating to such acceptance as though made at and as of each such time (it being understood that such representations and warranties shall relate to the Registration Statement and the Prospectus as amended or supplemented to each such time).

          (b)  Subsequent Delivery of Officers' Certificates.
The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of an officers' certificate under this Section 6(b) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any Incorporated Document, the Company shall, (i) concurrently with such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with a certificate, dated the date of delivery thereof, of the Chairman of the Board, the President or the principal financial officer of the Company, in his capacity as such, in form satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section 5(h) hereof which was last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, the Company may submit to the Agents a certificate of the same tenor as the certificate referred to in Section 5(h), modified as necessary to relate to the Registration Statement and each Prospectus as amended and supplemented to the time of delivery of such certificate.

          (c) Subsequent Delivery of Legal Opinion. The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the Notes or the principal amount of Notes remaining to be sold or similar changes), each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a legal opinion under this Section 6(c) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any Incorporated Document, the Company shall, (i) concurrently with such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, furnish the Agents and their counsel with the written opinion of the General Counsel of the Company addressed to the Agents and dated the date of delivery of such opinion, in form satisfactory to the Agents, to the same effect as the opinion referred to in Section 5(e) hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such opinion; provided, however, that in lieu of such opinion, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it were dated the date of such letter authorizing reliance (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          (d) Subsequent Delivery of Accountant's Letters. The Company agrees that during each Marketing Period, each time that the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information, each time the Company sells Notes to an Agent as principal and the applicable Purchase Agreement specifies the delivery of a letter under this Section 6(d) as a condition to the purchase of Notes pursuant to such Purchase Agreement or the Company files with the Commission any Incorporated Document which contains additional financial information, the Company shall cause Arthur Andersen LLP (or other independent accountants of the Company reasonably acceptable to the Agents) to furnish the Agents, (i) concurrently with such amendment, supplement or filing or (ii) if such amendment, supplement or filing was not filed during a Marketing Period, on the first day of the next succeeding Marketing Period, a letter, addressed jointly to the Company and the Agents and dated the date of delivery of such letter, in form and substance reasonably satisfactory to the Agents, to the same effect as the letter referred to in Section 5(i) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company; provided, however, that if the Registration Statement or the Prospectus is amended or supplemented solely to include financial information as of and for a fiscal quarter, such accountants may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement unless there is contained therein any other accounting, financial or statistical information that, in the reasonable judgment of the Agents, should be covered by such letter, in which event such letter shall also cover such other information.

          (e) Subsequent Deliveries on Settlement Date. On any settlement date for the sale of Notes, the Company shall, if requested by the Agent that solicited or received the offer to purchase any Notes being delivered on such settlement date, furnish such Agent with (i) a certificate of the Chairman of the Board, the President, the principal financial officer or the Treasurer of the Company, in his capacity as such, to the effect set forth in Section 5(h) hereof, (ii) a written opinion of the General Counsel of the Company to the effect set forth in Section 5(e) hereof, and (iii) an accountant's letter of Arthur Andersen LLP (or other independent accountants of the Company reasonably acceptable to the Agents) to the effect set forth in Section 5(i) hereof, all dated such settlement date and in form satisfactory to such Agent, but modified, as necessary, to relate to the Prospectus relating to the Notes to be delivered on such settlement date; provided, however, that in lieu of the opinion referred to in clause (ii) above, such counsel may furnish the Agents with a letter to the effect that the Agents may rely on such prior opinion to the same extent as though it were dated such settlement date (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the time of delivery of such letter authorizing reliance).

          SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

          (a) Indemnification of Agents. The Company shall indemnify and hold harmless each Agent and each person, if any, who controls any Agent within the meaning of the Securities Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, to which such Agent or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action in respect thereof arises out of, or is based upon, (i) any untrue statement or alleged untrue statement made by the Company in Section 1 hereof or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any prospectus included in the Registration Statement before it became effective under the Securities Act ("Preliminary Prospectus"), the Prospectus or any amendment or supplement thereto, or in any Incorporated Document, or in any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Notes under the securities laws thereof (any such application, document or information being hereinafter referred to as a "Blue Sky Application"), or (iii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Incorporated Document or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse each Agent and each such controlling person for any legal or other expenses as reasonably incurred by such Agent or controlling person, but in no event less frequently than 30 days after each invoice is submitted, in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments shall be promptly refunded; provided, however, (1) that the Company shall not be liable in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application; and (2) that with respect to any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus, which untrue statement or omission or alleged untrue statement or omission in such Preliminary Prospectus was corrected in the Prospectus, the indemnity agreement contained in this Section 7(a) shall not apply to the extent that any such loss, claim, damage or liability results from the fact that a copy of the Prospectus, except for any Incorporated Documents, was not sent or given to the person asserting any such losses, claims, damages or liabilities at or before the written confirmation of the sale of the Notes concerned to such person, but only if the Company has complied with provisions of Section 3(b) hereof. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Agent or controlling person.

          (b) Indemnification of the Company. Each Agent severally, but not jointly, shall indemnify and hold harmless the Company from and against any loss, claim, damage or liability, joint or several, to which the Company may become subject, under the Securities Act, the Exchange Act or federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action in respect thereof arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or in any Blue Sky Application, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; and shall reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending or preparing to defend against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that such indemnification or reimbursement shall be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Agents specifically for use in the preparation of the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Blue Sky Application. The foregoing indemnity agreement is in addition to any liability which any Agent may otherwise have to the Company. The statements with respect to the public offering of the Notes and the manner of distribution thereof by the Agents and with respect to the Agents set forth on the last paragraph of the cover page of the Prospectus and under the heading "Plan of Distribution" in any supplement to the Basic Prospectus constitute the only information furnished in writing by the Agents for inclusion in the Registration Statement and the Prospectus, and each of you, as the Agents, confirm that such statements are correct.

          (c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party under this Section unless, and only to the extent that, the indemnifying party has been prejudiced in any material respect by such failure and shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Agents shall have the right to employ counsel to represent the Agents and their controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Agents against the Company under this Section if, in the reasonable judgment of the Agents, it is advisable for the Agents and their controlling persons to be represented by separate counsel, and in that event the reasonable fees and expenses of such counsel shall be paid by the Company. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and
(ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) Contribution. If the indemnification provided for in this Section 7 shall be unavailable to or insufficient to hold harmless any indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof referred to therein for any reason other than as specified therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability or action in respect thereof in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agents on the other from the offering of the Notes and also the relative fault of the Company on the one hand and the Agents on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the indemnified party failed to give the notice required under Section 7(c) above, including the consequences of such failure, and whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agents and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability or action in respect thereof referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Notes sold through such Agent and distributed to the public were offered to the public exceeds the amount of any damages which such Agent has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents' obligations in this
Section 7(d) to contribute are several in proportion to their respective obligations and not joint. No contributing party shall be liable for any settlement effected without its consent of any claim or action.

          SECTION 8.  STATUS OF EACH AGENT.

          In soliciting offers to purchase the Notes from the Company pursuant to this Agreement (other than in respect of any Purchase Agreement), each Agent is acting individually and not jointly and is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes from the Company has been solicited by such Agent and accepted by the Company but such Agent shall have no liability to the Company in the event any such purchase is not consummated for any reason. If the Company shall default in its obligations to deliver Notes to a purchaser whose offer it has accepted, the Company shall (i) hold the Agents harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii), in particular, pay to the Agents any commission to which they would be entitled in connection with such sale.

          SECTION 9.  REPRESENTATIONS AND WARRANTIES TO SURVIVE
                        DELIVERY.

          All representations and warranties of the Company contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of the termination or cancellation of this Agreement or any investigation made by or on behalf of any Agent or any person controlling such Agent or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

          SECTION 10.  TERMINATION.

          This Agreement may be terminated for any reason with respect to any party hereto, at any time, by such party upon the giving of one day's written notice of such termination to the other parties hereto; provided, however, such termination shall be effective only with respect to such terminating party. If, at the time of a termination, an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser has not occurred, the provisions of this Agreement shall remain in effect until such Notes are delivered. The provisions of Sections 2(c), 3(d), 3(h), 3(i), 4, 7, 8 and 9 hereof shall survive any termination of this Agreement.

          SECTION 11.  NOTICES.

          Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, and shall be deemed effective upon receipt thereof. Notices to the Agents shall be directed to them as follows: Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285-1200, Attention: Medium Term Note Department, 12th Floor, Telephone: (212) 526-2040, Telecopy:
(212) 528-1718; Salomon Brothers Inc, Seven World Trade Center, New York, New York 10048, Attention: Medium Term Note Department, Telephone: (212) 783-6848, Telecopy: (212) 783-2274; and BT Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention: Investment Grade Bond Group, 33rd Floor, Telephone: (212) 250-2500, Telecopy: (212) 250-5426. Notices to the Company shall be directed to it as follows: 530 McCullough Avenue, San Antonio, Texas 78215,
Attention: Senior Vice President and Chief Financial Officer,
Telephone:  (210) 246-2000, Telecopy:  (210) 246-2646.

          SECTION 12.  BINDING EFFECT; BENEFITS.

          This Agreement shall be binding upon each Agent, the Company and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act, and (b) the indemnity agreement of the Agents contained in Section 7 hereof shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          SECTION 13.  GOVERNING LAW; COUNTERPARTS.

          This Agreement shall be governed by and construed in accordance with the laws of New York. This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.

          SECTION 14.  PARAGRAPH HEADINGS.

          The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or to be taken into consideration in the interpretation hereof.

          If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

                                   Very truly yours,

                                   VALERO ENERGY CORPORATION



                                   By:
                                        Authorized Signatory

CONFIRMED AND ACCEPTED,
as of the date first above written:

LEHMAN BROTHERS INC.



By:
     Authorized Signatory

SALOMON BROTHERS INC



By:
     Authorized Signatory

BT SECURITIES CORPORATION



By:
     Authorized Signatory

                                                    EXHIBIT A


                         VALERO ENERGY CORPORATION
                             MEDIUM-TERM NOTES

                           SCHEDULE OF PAYMENTS


          The Company agrees to pay to the Agent who solicits the purchase of a Note a commission equal to the following percentage of the aggregate U.S. dollar equivalent of the principal amount of such Note sold by the Company as a result of such solicitation:



Term                                      Commission Rate
9 months to less than 12 months                .___%
12 months to less than 18 months               .___%
18 months to less than 2 years                 .___%
2 years to less than 3 years                   .___%
3 years to less than 4 years                   .___%
4 years to less than 5 years                   .___%
5 years to less than 6 years                   .___%
6 years to less than 7 years                   .___%
7 years to less than 10 years                  .___%
10 years to less than 15 years                 .___%
15 years to less than 20 years                 .___%
20 years to 30 years                           .___%
More than 30 years                             .___%

* With respect to Discount Securiites (as defined in the Indenture), such percentage shall be applied against the issue price.

** Commissions and discounts with respect to Notes with maturities of 30 years and longer will be negotiated at the time of sale.

                                                      EXHIBIT B


                         VALERO ENERGY CORPORATION
                             MEDIUM-TERM NOTES

                         ADMINISTRATIVE PROCEDURES


          The Medium-Term Notes, due more than nine months from date of issue (the "Notes"), are to be offered on a continuing basis by Valero Energy Corporation (the "Company"). Lehman Brothers Inc., Salomon Brothers Inc and BT Securities Corporation, as agents (each an "Agent" and collectively, the "Agents") (which terms shall, for all purposes of this Exhibit, include Lehman Government Securities Inc., an affiliate of Lehman Brothers Inc.), have each agreed to use their reasonable best efforts to solicit offers to purchase the Notes. The Notes are being sold pursuant to a Distribution Agreement between the Company and the Agents dated _________, 1995 (as it may be supplemented or amended from time to time, the "Distribution Agreement") to which these administrative procedures are attached as an exhibit. The Notes will be issued under an Indenture, dated as of March 30, 1992 and as amended by the First Supplemental Indenture dated as of _______________, 1995 between the Company and Bankers Trust Company, as trustee (the "Trustee"), as heretofore supplemented. The Notes will rank equally with all other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission"). Terms defined in the Prospectus relating to the Notes (the "Prospectus", which term shall include any Prospectus Supplement relating to the Notes and any Pricing Supplement relating to an applicable Note) and in the Distribution Agreement shall have the same meaning when used in this exhibit.

          The Notes will be issued either (a) in certificated form (each, a "Certificated Note") delivered to the purchaser thereof or a person designated by such purchaser or (b) in book-entry form (each, a "Book-Entry Note") represented by one or more fully registered global Notes (each, a "Global Security") delivered to the Trustee, as agent for The Depository Trust Company ("DTC"), and recorded in the book-entry system maintained by DTC. Owners of beneficial interests in Book-Entry Notes will be entitled to physical delivery of Certificated Notes equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Prospectus.

          General procedures relating to the issuance of all Notes are set forth in Part I hereof. Certificated Notes will be issued in accordance with the procedures set forth in Part II hereof. Book-Entry Notes will be issued in accordance with the procedures set forth in Part III hereof.

          Administrative responsibilities, document control and record-keeping functions to be performed by the Company will be performed by its Treasurer or Senior Vice President and Chief Financial Officer. Administrative procedures for the offering are explained below.

PART I:  PROCEDURES OF GENERAL APPLICABILITY
            PRICE TO PUBLIC

          Each Note will be issued at 100% of principal amount, unless otherwise determined by the Company.

     DATE OF ISSUANCE

          Each Note will be dated and issued as of the date of its authentication by the Trustee.

     MATURITIES

          Each Note will mature on a Business Day (as defined below) selected by the purchaser and agreed upon by the Company, such date being more than nine months from the date of issuance. Each Floating Rate Note (as defined below) will mature on an Interest Payment Date (as defined below).

     REGISTRATION

          Notes will be issued only in fully registered form as either a Book-Entry Note or a Certificated Note.

     INTEREST PAYMENTS

          Each Note bearing interest at a fixed rate (a "Fixed Rate Note") will bear interest from its issue date at the annual rate stated on the face thereof, payable in the case of Fixed Rate Notes other than Amortizing Notes, unless otherwise specified in an applicable Pricing Supplement, on March 15 and September 15 of each year (each an "Interest Payment Date" with respect to such Fixed Rate Note) and at Stated Maturity or upon redemption, if applicable.

          Special provisions are set forth in the Prospectus relating to Notes bearing interest at a rate or rates determined by reference to an interest rate formula ("Floating Rate Notes") at a rate determined pursuant to the formula stated on the face thereof, payable in arrears on such dates as are specified therein (each an "Interest Payment Date" with respect to such Floating Rate Note).

          Unless otherwise specified in an applicable Pricing Supplement, interest on Fixed Rate Notes will be calculated and paid on the basis of a 360-day year of twelve 30-day months. Unless otherwise specified in an applicable Pricing Supplement, interest will be payable to the person in whose name such Note is registered at the close of business on the March 1 or September 1 (whether or not a Business Day) with respect to Fixed Rate Notes other than Amortizing Notes (as hereinafter defined), or the fifteenth day (whether or not a Business Day) next preceding an Interest Payment Date with respect to Floating Rate Notes (the "Record Dates") next preceding the respective Interest Payment Date; provided, however, that interest payable at Stated Maturity will be payable to the person to whom principal shall be payable. Payments of principal and interest on Notes for which payments of principal and interest are made in equal installments over the life of the security ("Amortizing Notes"), will be made either quarterly on each February 1, May 1, August 1 and November 1 or semiannually on each May 1 and November 1 as set forth in the applicable Pricing Supplement, and at maturity or upon earlier redemption or repayment. Payments with respect to Amortizing Notes will be applied first to interest due and payable thereon and then to the reduction of the unpaid principal amount thereof. A table setting forth repayment information in respect of each Amortizing Note will be provided to the original purchaser and will be available, upon request, to subsequent Holders. Any payment of principal and interest on any such Note required to be paid on an Interest Payment Date or at Stated Maturity or upon redemption, if applicable, which is not a Business Day shall be postponed to the next day which is a Business Day. The first payment of interest on any Note originally issued between a Record Date and an Interest Payment Date will be made on the Interest Payment Date following the next succeeding Record Date. All interest payments (and, in the case of Amortizing Notes, principal payments) excluding interest payments and, in the case of Amortizing Notes, principal payments made at Stated Maturity or upon redemption, if applicable, will be made by check mailed to the person entitled thereto as provided above, or, at the option of the Company and upon written notice to the Trustee on or before the Record Date, by wire transfer to an account maintained by such person with a bank located in the United States. Notwithstanding the foregoing, the holder of $1 million or more in aggregate principal amount of Notes of like tenor and terms with the same Interest Payment Date may request payment by wire transfer to an account with a bank located in the United States upon written notice to the Trustee on or before the Record Date pursuant to arrangements satisfactory to both the Company and Trustee.

          If the Company is not acting as its own paying agent, on the fifth Business Day immediately preceding each Interest Payment Date, the Trustee will furnish the Company with the total amount of the interest payments and, in the case of Amortizing Notes, principal payments to be made on such Interest Payment Date. The Trustee (or any duly selected paying agent) will provide monthly to the Company's Treasury Department a list of the principal and interest to be paid on Notes maturing in the next succeeding month. The Company will provide to the Trustee not later than the payment date sufficient moneys to pay in full all principal and interest payments due on such payment date.
The Trustee will assume responsibility for withholding taxes on interest paid as required by law. On the first Business Day of each month, the Trustee will deliver to the Company by facsimile transmission a written statement indicating the total principal amount of outstanding Certificated Notes for which it serves as trustee as of the immediately preceding Business Day.

          If the Company does act as its own paying agent, it will, on or before each payment date, hold in trust a sum sufficient to pay in full all interest payments due on such payment date. In such circumstance, the Company will assume responsibility for withholding taxes as required by law on interest paid by the Company as paying agent.

     ACCEPTANCE AND REJECTION OF OFFERS

          The Company shall have the sole right to accept offers to purchase Notes and may reject any such offer in whole or in part. Each Agent shall promptly communicate to the Company, orally or in writing, each reasonable offer to purchase Notes from the Company received by it other than those rejected by such Agent. Each Agent shall have the right, in its discretion reasonably exercised without advising the Company, to reject any offers in whole or in part.

     SETTLEMENT

          The receipt of immediately available funds in U.S. dollars by the Company in payment for a Note (less the applicable commission) and the authentication and issuance of such Note shall, with respect to such Note, constitute "Settlement." All offers accepted by the Company will be settled from one to five Business Days from the date of acceptance by the Company pursuant to the timetable for Settlement set forth below unless the Company and the purchaser agree to Settlement on a later date; provided, however, that the Company will so notify the Trustee in writing of any such later date on or before the Business Day immediately prior to the Settlement Date.

     PROCEDURES FOR ESTABLISHING THE TERMS OF THE NOTES

          The Company and the Agents will discuss from time to time the rates to be borne by the Notes that may be sold as a result of the solicitation of offers by the Agents. Once any Agent has recorded any indication of interest in Notes upon certain terms, and communicated with the Company, if the Company accepts an offer to purchase Notes upon such terms, it will prepare a Pricing Supplement to the Prospectus in the form previously approved by the Agents, reflecting the terms of such Notes and, after approval from the Agent through which the Notes are sold (the "Presenting Agent"), will arrange to have 10 copies of such Pricing Supplement (together with the Prospectus, if otherwise amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, together with such Pricing Supplement, to the Presenting Agent and the Trustee. See "Delivery of Prospectus." No settlements with respect to Notes upon such terms may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes upon such terms. After such filing, sales, mailing of confirmations and settlements may occur with respect to Notes upon such terms, subject to the provisions of "Delivery of Prospectus" below.

          If the Company decides to post rates and a decision has been reached to change interest rates, the Company will promptly notify each Agent. Each Agent will forthwith suspend solicitation of purchases. At that time, the Agents will recommend and the Company will establish rates to be so "posted." Following establishment of posted rates and prior to the filing described in the following sentence, the Agents may only record indications of interest in purchasing Notes at the posted rates. Once any Agent has recorded any indication of interest in Notes at the posted rates and communicated with the Company, if the Company plans to accept an offer at the posted rate, it will prepare a Pricing Supplement reflecting such posted rates and, after approval from the Presenting Agent, will arrange to have 10 copies of such Pricing Supplement (together with the Prospectus, if otherwise amended or supplemented) filed with the Commission and will supply an appropriate number of copies of the Prospectus, as then amended or supplemented, to the Presenting Agent and the Trustee. See "Delivery of Prospectus." No settlements at the posted rates may occur prior to such filing and the Presenting Agent will not, prior to such filing, mail confirmations to customers who have offered to purchase Notes at the posted rates. After such filing, sales, mailing of confirmations and settlements may resume, subject to the provisions of "Delivery of Prospectus" below.

     SUSPENSION OF SOLICITATION; AMENDMENT OR SUPPLEMENT

          In the event that at the time the Agents, at the direction of the Company, suspend solicitation of offers to purchase from the Company there shall be any orders outstanding which have not been settled, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus, as theretofore amended and/or supplemented, as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

     DELIVERY OF PROSPECTUS

          A copy of the Prospectus as most recently amended or supplemented on the date of delivery thereof, together with the applicable Pricing Supplement, must be delivered to a purchaser prior to or together with the earlier of the delivery by the Agents of (i) the written confirmation of a sale sent to a purchaser or his agent and (ii) any Note purchased by such purchaser. The Company shall ensure that the Presenting Agent receives copies of the Prospectus and each amendment or supplement thereto (including the applicable Pricing Supplement) in such quantities and within such time limits as will enable the Presenting Agent to deliver such confirmation or Note to a purchaser as contemplated by these procedures and in compliance with the preceding sentence. Copies of Pricing Supplements should be delivered to Lehman Brothers Inc., 3 World Financial Center, 9th Floor, New York, New York 10285-0900, Attn: Brunie Vazquez, Telephone: (212) 526-8400, Telecopy: Lehman Brothers Inc., c/o ADP, Prospectus Services, 536 Broad Hollow Road, Melville, New York 11747, Attn: Eric Johnson, (516) 249-7942; to Salomon Brothers Inc, Balancing Operations, 8800 Hidden River Parkway, Tampa, Florida 33637, Attention: Enrique Castro,
Telephone:  (813) 558-7165, Telecopy:  (813) 558-4123; and to BT
Securities Corporation, 130 Liberty Street, New York, New York 10006, Attention: Judith Lidz, 33rd Floor, Telephone: (212) 250-8433, Telecopy: (212) 250-5426. If, since the date of acceptance of a purchaser's offer, the Prospectus shall have been supplemented solely to reflect any sale of Notes on terms different from those agreed to between the Company and such purchaser or a change in posted rates not applicable to such purchaser, such purchaser shall not receive the Prospectus as supplemented by such new supplement, but shall receive the Prospectus as supplemented to reflect the terms of the Notes being purchased by such purchaser and otherwise as most recently amended or supplemented on the date of delivery of the Prospectus. The Company will make all such deliveries with respect to all Notes sold directly by the Company.

     REDEMPTION AND REPAYMENT

          Unless one or more Redemption Dates are specified in the applicable Pricing Supplement, the Notes will not be redeemable prior to their Stated Maturity. If one or more Redemption Dates are so specified with respect to any Note, the applicable Pricing Supplement will also specify one or more redemption prices (expressed as a percentage of the principal amount of such Note) ("Redemption Prices") and the redemption period or periods ("Redemption Periods") during which such Redemption Prices shall apply. Unless otherwise specified in the Pricing Supplement, any such Note shall be redeemable at the option of the Company at the specified Redemption Price applicable to the Redemption Period during which such Note is to be redeemed, together with interest accrued to the Redemption Date. Unless otherwise specified in the applicable Pricing Supplement, the Notes will not be subject to any sinking fund. The Company may redeem any of the Notes that are redeemable and remain outstanding either in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice. In the event of a redemption in part of any Note, a new Note for the amount of the unredeemed portion shall be issued in the name of the Holder upon cancellation of the redeemed Note.

          The Pricing Supplement relating to each Note will indicate either that such Note cannot be repaid prior to Stated Maturity or that such Note will be repayable at the option of the holder on a date or dates specified prior to Stated Maturity at a price or prices set forth in the applicable Pricing Supplement, together with accrued interest to the date of repayment.

          In order for a Note that is subject to repayment at the option of the Holder to be repaid, the Paying Agent must receive at least 30 days but not more than 45 days prior to the repayment date (a) appropriate wire instructions and (b) either (i) the Note with the form entitled "Option to Elect Repayment" attached to the Note duly completed or (ii) a telegram, telex, facsimile transmission or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or trust company in the United States setting forth the name of the Holder of the Note, the principal amount of the Note, the portion of the principal amount of the Note to be repaid, the certificate number or a description of the tenor and terms of the Note, a statement that the option to elect repayment is being exercised thereby and a guarantee that the Note to be repaid with the form entitled "Option to Elect Repayment" attached to the Note duly completed will be received by the Paying Agent not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter and such Note and form duly completed must be received by the Paying Agent by such fifth Business Day. Exercise of the repayment option by the Holder of a Note shall be irrevocable, except as otherwise described under "Interest Rate Reset" and "Extension of Maturity" in the Prospectus Supplement. The repayment option may be exercised by the Holder of a Note for less than the entire principal amount of the Note provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination. No transfer or exchange of any Note (or, in the event that any Note is to be repaid in part, the portion of the Note to be repaid) will be permitted after exercise of a repayment option. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final, binding and nonappealable.

          If a Note is represented by a Global Security, the Depositary's nominee will be the Holder of such Note and therefore will be the only entity that can exercise a right to repayment. In order to ensure that the Depositary's nominee will timely exercise a right to repayment with respect to a particular Note, the beneficial owner of such Note must instruct the broker or other direct or indirect participant through which it holds an interest in such Note to notify the Depositary of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a Note in order to ascertain the cut-off time by which such an instruction must be given in order for timely notice to be delivered to the Depositary.

          Unless otherwise specified in the applicable Pricing Supplement, if a Note is an Original Issue Discount Note, the amount payable on such Note in the event of redemption or repayment prior to its Stated Maturity shall be the Amortized Face Amount of such Note, as specified in the applicable Pricing Supplement, as of the Redemption Date or the date of repayment, as the case may be.

     AUTHENTICITY OF SIGNATURES

          The Company will cause the Trustee to furnish the Agents from time to time with the specimen signatures of each of the Trustee's officers, employees and agents who have been authorized by the Trustee to authenticate Notes, but the Agents will have no obligation or liability to the Company or the Trustee in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Trustee on any Note.

     ADVERTISING COSTS

          The Company will determine with the Agents the amount and nature of advertising that may be appropriate in offering the Notes. Advertising expenses incurred with the consent of the Company will be paid by the Company.

     BUSINESS DAY

          "Business Day" shall mean, with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in such location are authorized or obligated by law or executive order to close.

PART II:  PROCEDURES FOR CERTIFICATED NOTES CURRENCY

          Certificated Notes will be denominated in U.S. dollars.

     REGISTRATION

          Certificated Notes may be presented for registration of transfer or exchange at the Trustee's New York office.

     DENOMINATIONS

          Except as provided in the applicable Pricing
Supplement, Certificated Notes will be issued and payable in U.S.
dollars in the denomination of $1,000 and any larger denomination which is an integral multiple of $1,000.

     MATURITY

          Upon presentation of each Certificated Note at Maturity the Trustee (or any duly appointed Paying Agent) will pay the principal amount thereof, together with accrued interest due at maturity. Such payment shall be made in immediately available funds in U.S. dollars, provided that the Certificated Note is presented to the Trustee (or any such Paying Agent) in time for the Trustee (or such Paying Agent) to make payments in such funds in accordance with its normal procedures. The Company will provide the Trustee (and any such Paying Agent) with funds available for immediate use for such purpose. Certificated Notes presented at Maturity will be cancelled by the Trustee as provided in the Indenture.

     SETTLEMENT PROCEDURES

          In the event of a purchase of Certificated Notes by an Agent, as principal, appropriate Settlement details will be as set forth below unless such details are set forth in the applicable Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

          Other than as contemplated above, settlement procedures with regard to each Certificated Note sold through each Agent shall be as follows:

A. The Presenting Agent will advise the Company by telephone, telex or facsimile, of the following Settlement information:

          1.   Exact name in which the Note is to be registered
("Registered Owner").

          2. Exact address of the Registered Owner and address for payment of principal and interest, if any.

          3.   Taxpayer identification number of the Registered
Owner.

          4.   Principal amount of the Note (and, if multiple
Notes are to be issued, denominations thereof).

          5.   Settlement Date.

          6. Stated Maturity and, if the Company has the option to extend the Stated Maturity, the Extension Periods and the Final Maturity Date.

          7.   Issue Price and any OID information.

          8.   Trade Date/Original Issue Date.

          9.   If such Note is a Fixed Rate Note, whether such
Note is an Amortizing Note.

          10. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

               (a)  Fixed Rate Certificated Notes:
                    (i)  interest rate
                    (ii) interest payment dates, if other than as specified above
                    (iii)     date or dates, if any, on which the
interest rate may be reset and the basis or formula, if any, for such resetting
                    (iv) overdue rate, if any

               (b)  Floating Rate Certificated Notes:

                    (i)  interest rate basis
                    (ii) initial interest rate
                    (iii)     spread or spread multiplier, if any
                    (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any for such resetting
                    (v)  interest rate reset periods
                    (vi) interest payment dates
                    (vii)     index maturity
                    (viii)    maximum and minimum interest rates,
if any
                    (ix) record dates
                    (x)  interest determination dates
                    (xi) overdue rate, if any

          11. The date on or after which the Certificated Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

          12.  Wire transfer information.

          13. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon Settlement).

          14.  That the Note will be a Certificated Note.

     B. The Company will confirm the above Settlement information to the Trustee by telephone (with written confirmation to follow), telex or facsimile, and the Trustee will assign a Note number to the transaction. If the Company rejects an offer, the Company will promptly notify the Presenting Agent and the Trustee by telephone.

     C. The Trustee will complete the first page of the preprinted 4-ply Certificated Note packet, the form of which was previously approved by the Company, the Agents and the Trustee.

     D. The Trustee will deliver the Certificated Note (with the attached white confirmation) and the yellow and blue stubs to the Presenting Agent. The Presenting Agent will acknowledge receipt of the Certificated Note by completing the yellow stub and returning it to the Trustee.

     E. The Presenting Agent will cause to be wire transferred to a bank account designated by the Company immediately available funds in U.S. dollars in the amount of the principal amount of the Certificated Note, less the applicable commission or discount, if any.

     F. The Presenting Agent will deliver the Certificated Note (with the attached white confirmation) to the purchaser against payment in immediately available funds in the amount of the principal amount of the Certificated Note. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus applicable to the Certificated Note with or prior to any written offer of Certificated Notes, delivery of the Certificated Note and the confirmation and payment by the purchaser for the Certificated Note.

     G. The Presenting Agent will obtain the acknowledgment of receipt for the Certificated Note and Prospectus by the purchaser through the purchaser's completion of the blue stub.

     H.   The Trustee will mail the pink stub to the Company's
Treasurer or Senior Vice President or Chief Financial Officer.

     SETTLEMENT PROCEDURES TIMETABLE

     For offers to purchase Certificated Notes accepted by the Company, Settlement Procedures "A" through "H" set forth above shall be completed on or before the respective times set forth below:


SETTLEMENT
PROCEDURE     TIME (NEW YORK)
A             5 PM on the Trade Date
B             3 PM on the Business Day prior to Settlement Date
C-D           12 Noon on the Settlement Date
E             2:15 PM on the Settlement Date
F-G           3 PM on the Settlement Date
H             5 PM on Business Day after the Settlement Date

     FAILS

     In the event that a purchaser of a Certificated Note shall either fail to accept delivery or to make payment for such certificated Note on the date fixed by the Company for Settlement, the Presenting Agent will immediately notify the Trustee and the Company's Treasurer or Senior Vice President and Chief Financial Officer by telephone, confirmed in writing, of such failure and return the Certificated Note to the Trustee. Upon the Trustee's receipt of the Certificated Note from the Presenting Agent, the Company will promptly return to the Presenting Agent an amount of immediately available funds in U.S. dollars equal to any amount previously transferred to the Company in respect of the Certificated Note pursuant to advances made by the Presenting Agent. Such returns will be made on the Settlement Date, if possible, and in any event not later than 12 noon (New York City time) on the Business Day following the Settlement Date. The Company will reimburse the Presenting Agent on an equitable basis for its loss of the use of the funds during the period when the funds were credited to the account of the Company. Upon receipt of the Certificated Note in respect of which the default occurred, the Trustee will mark the Certificated Note "cancelled," make appropriate entries in its records and deliver the Certificated Note to the Company with an appropriate debit advice. The Presenting Agent will not be entitled to any commission with respect to any Certificated Note which the purchaser does not accept or make payment for.

PART III:  SPECIAL ADMINISTRATIVE PROCEDURES FOR BOOK-ENTRY NOTES

          In connection with the qualification of the Book-Entry Notes for eligibility in the book-entry system maintained by DTC, the Trustee will perform or cause to be performed the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representations from the Company and the Trustee to DTC and a Medium-Term Note Certificate Agreement previously entered into between the Trustee and DTC, and its obligations as a participant in DTC, including DTC's Same-Day Funds Settlement System ("SDFS"). Except as otherwise set forth in this Exhibit B, Book-Entry Notes will be issued in accordance with the administrative procedures set forth below.

     ISSUANCE

          On any date of settlement (as defined under "Settlement" below) for one or more Fixed Rate Book-Entry Notes, the Company will issue a single Global Security in fully registered form without coupons representing up to $250,000,000 principal amount of all of such Notes that have the same original issuance date, interest rate, redemption or repayment provisions and Stated Maturity. Similarly, on any settlement date for one or more Floating Rate Book-Entry Notes, the Company will issue a single Global Security representing up to $250,000,000 principal amount of all of such Notes that have the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread, Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption or repayment provisions and Stated Maturity. Each Global Security will be dated and issued as of the date of its authentication by the Trustee. Each Global Security will have an interest accrual date (the "Interest Accrual Date"), which will be (i) with respect to an original Global Security (or any portion thereof), its original issuance date and (ii) with respect to any Global Security (or portion thereof) issued subsequently upon exchange of a Global Security or in lieu of a destroyed, lost or stolen Global Security, the most recent Interest Payment Date to which interest has been paid or duly provided for on the predecessor Global Security or Securities (or if no such payment or provision has been made, the original issuance date of the predecessor Global Security), regardless of the date of authentication of such subsequently issued Global Security. No Global Security will represent (i) both Fixed Rate and Floating Rate Book-Entry Notes or (ii) any Certificated Note.

     IDENTIFICATION NUMBERS

          The Company will arrange, on or prior to commencement of a program for the offering of Book-Entry Notes, with the CUSIP Service Bureau of Standard & Poor's Corporation (the "CUSIP Service Bureau") for the reservation of a series of CUSIP numbers (including tranche numbers), consisting of approximately 900 CUSIP numbers and relating to Global Securities representing the Book-Entry Notes. The Company has or will obtain from the CUSIP Service Bureau a written list of such series of reserved CUSIP numbers and will deliver to the Trustee and DTC such written list of 900 CUSIP numbers of such series. The Trustee will assign CUSIP numbers to Global Securities as described below under Settlement Procedure "B." DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Trustee has assigned to Global Securities. The Trustee will notify the Company at any time when fewer than 100 of the reserved CUSIP numbers remain unassigned to Global Securities, and if it deems necessary, the Company will reserve additional CUSIP numbers for assignment to Global Securities representing Book-Entry Notes. Upon obtaining such additional CUSIP numbers, the Company shall deliver such additional CUSIP numbers to the Trustee and DTC.

     REGISTRATION

          Each Global Security will be registered in the name of Cede & Co., as nominee for DTC, on the Securities Register maintained under the Indenture governing such Global Security. The beneficial owner of a Book-Entry Note (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC with respect to such Book-Entry Note (the "Participants") to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such Book-Entry Note in the account of such Participants. The ownership interest of such beneficial owner in such Book-Entry Note will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

     VOTING

          In the event of any solicitation of consents from or voting by holders of the Book-Entry Notes, the Company or the Trustee shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall, to the extent possible, send notice of such record date to DTC not less than 15 calendar days in advance of such record date.

     TRANSFERS

          Transfers of a Book-Entry Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such Book-Entry Note.

     CONSOLIDATION AND EXCHANGE

          The Trustee may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying
(i) the CUSIP numbers of two or more Outstanding Global Securities that represent (a) Fixed Rate Book-Entry Notes having the same original issuance date, interest rate, redemption and repayment provisions and Stated Maturity and with respect to which interest has been paid to the same date or (b) Floating Rate Book-Entry Notes having the same interest rate formula, original issuance date, Initial Interest Rate, Interest Payment Dates, Index Maturity, Spread or Spread Multiplier, minimum interest rate (if any), maximum interest rate (if any), redemption and repayment provisions and with respect to which interest has been paid to the same date, (ii) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date for such Book-Entry Notes, on which such Global Securities shall be exchanged for a single replacement Global Security and (iii) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Security. Upon receipt of such a notice, DTC will send to its Participants (including the Trustee) a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau a written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Securities to be exchanged will no longer be valid.
On the specified exchange date, the Trustee will exchange such Global Securities for a single Global Security bearing the new CUSIP number and a new Interest Accrual Date, and the CUSIP numbers of the exchanged Global Securities will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Securities to be exchanged exceed $250,000,000 in aggregate principal amount, one Global Security will be authenticated and issued to represent each $250,000,000 of principal amount of the exchanged Global Securities and an additional Global Security will be authenticated and issued to represent any remaining principal amount of such Global Securities (see "Denominations" below).

     MATURITIES

          Each Book-Entry Note will mature on a date more than nine months after the settlement date for such Note. A Floating
Rate Book-Entry Note will mature only on an Interest Payment Date for such Note.

     NOTICE OF REDEMPTION AND REPAYMENT DATES

          The Trustee will give notice to DTC prior to each redemption date or repayment date (as specified in the Book-Entry
Note), if any, at the time and in the manner set forth in the letter of redemption.

     DENOMINATIONS

          Unless otherwise provided in the applicable Prospectus Supplement, Book-Entry Notes will be issued in principal amounts of $1,000 or any amount in excess thereof that is an integral multiple of $1,000. Global Securities representing one or more Book-Entry Notes will be denominated in principal amounts not in excess of $250,000,000. If one or more Book-Entry Notes having an aggregate principal amount in excess of $250,000,000 would, but for the preceding sentence, be represented by a single Global Security, then one Global Security will be issued to represent each $250,000,000 principal amount of such Book-Entry Note or Notes and an additional Global Security will be issued to represent any remaining principal amount of such Book-Entry Note or Notes. In such a case, each of the Global Securities representing such Book-Entry Note or Notes shall be assigned the same CUSIP number.

     INTEREST

          General. Interest on each Book-Entry Note will accrue from the Interest Accrual Date of the Global Security representing such Note. Each payment of interest on a Book-Entry Note will include interest accrued through the day preceding, as the case may be, the Interest Payment Date or the date of Maturity, redemption or repayment; provided, however, that if the Interest Reset Dates with respect to any such Note are daily or weekly, interest payable on any Interest Payment Date, other than interest payable on any date on which principal for such Note is payable, will include interest accrued from but excluding the second preceding Regular Record Date to and including the next preceding Regular Record Date. Interest payable at the Maturity or upon earlier redemption or repayment of a Book-Entry Note will be payable to the Person to whom the principal of such Note is payable. Standard & Poor's Corporation will use the information received in the pending deposit message described under Settlement Procedure "C" below in order to include the amount of any interest payable and certain other information regarding the related Global Security in the appropriate weekly bond report published by Standard & Poor's Corporation.

          Floating Rate Note Notices. On the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of Regular Record Dates and Interest Payment Dates that will occur with respect to Floating Rate Book-Entry Notes during such month. Promptly after each Interest Determination Date (as defined in Appendix A hereto) for Floating Rate Notes, the Company will notify the Trustee, and the Trustee in turn will notify Standard & Poor's Corporation, of the interest rates determined on such Interest Determination Date.

     PAYMENTS OF PRINCIPAL AND INTEREST

          Payments of Interest Only. Promptly after each Regular Record Date, the Trustee will deliver to the Company, DTC and Standard & Poor's Corporation a written notice specifying by CUSIP number the amount of interest to be paid on each Global Security on the following Interest Payment Date (other than an Interest Payment Date coinciding with Maturity or an earlier redemption or repayment date) and the total of such amounts. DTC will confirm the amount payable on each Global Security on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor's Corporation. The Company will pay to the Trustee, as paying agent, the total amount of interest due on such Interest Payment Date (other than at Maturity), and the Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment." Promptly after each Interest Determinate Date for Floating Rate Book-Entry Notes, the Calculation Agent will notify the Trustee and Standard & Poor's Corporation of the interest rates determined on such Interest Determination Date.

          Payments at Maturity or Upon Redemption or Repayment. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal and interest to be paid on each Global Security maturing either at maturity or any redemption or repayment date in the following month. The Company, the Trustee and DTC will confirm the amounts of such principal and interest payments with respect to each such Global Security on or about the fifth Business Day preceding the Maturity or redemption or repayment date of such Global Security. The Company will pay to the Trustee, as the paying agent, the principal amount of such Global Security, together with interest due at such Maturity or redemption or repayment date, as the case may be. The Trustee will pay such amount to DTC at the times and in the manner set forth below under "Manner of Payment."

          Promptly after payment to DTC of the principal and interest due at the Maturity of such Global Security, the Trustee will cancel such Global Security and deliver it to the Company with an appropriate debit advice. On the first Business Day of each month, the Trustee will prepare a written statement indicating the total principal amount of Outstanding Global Securities for which it serves as paying agent as of the immediately preceding Business Day.

          Manner of Payment. The total amount of any principal and interest due on Global Securities on any Interest Payment Date or at Maturity or upon redemption or repayment shall be paid by the Company to the Trustee in funds available for use by the Trustee as of 9:30 A.M. (New York City time) on such date. The Company will make such payment on such Global Securities by instructing the Trustee to withdraw funds from an account maintained by the Company at the Trustee. The Company will confirm such instructions in writing to the Trustee, with a copy to the Trustee under the Indenture governing such Global Securities if such Global Securities are of subordinated or junior subordinated rank. For maturity, redemption or any other principal payments: prior to 10 A.M. (New York City time) on such date or as soon as possible thereafter, the Trustee will make such payments to DTC in same day funds in accordance with DTC's Same Day Funds Settlement Paying Agent Operating Procedures. For interest payments: the Trustee will make such payments to DTC in accordance with existing arrangements between DTC and the Trustee. DTC will allocate such payments to its Participants in accordance with its existing operating procedures. Neither the Company (either as issuer or as Paying Agent nor any other Paying Agent) nor the Trustee shall have any direct responsibility or liability for the payment by DTC to such Participants of the principal of and interest on the Book-Entry Notes.

          Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Book-Entry Note will be determined and withheld by the Participant, indirect participant in DTC or other Person responsible for forwarding payments and materials directly to the beneficial owner of such Note.

     SETTLEMENT PROCEDURES

          In the event of a purchase of Book-Entry Notes by any Agent, as principal, Settlement details will be as set forth below unless such details are set forth in the applicable
Purchase Agreement to be entered into between such Agent and the Company pursuant to the Distribution Agreement.

          Other than as contemplated above, Settlement Procedures with regard to each Book-Entry Note sold by the Company through an Agent, as agent, shall be as follows:

     A. The Presenting Agent will advise the Company by telephone, telex or facsimile of the following settlement information:

          1. Principal amount of the Book-Entry Note (and, if multiple Notes are to be issued, denominations thereof).

          2.   Settlement Date.

          3. Stated Maturity and, if the Company has the option to extend the Stated Maturity, the Extension Periods and the Final Maturity Date.

          4.   Issue Price and any OID information.

          5.   Trade date.

          6. If such Book-Entry Note is a Fixed Rate Note, whether such Note is an Amortizing Note.

          7.   The DTC Participant account number of such Agent.

          8. Interest rate (including, if appropriate, such interest rate information applicable to any Extension Period):

               a.   Fixed Rate Notes:

                    (i)  interest rate
                    (ii) interest payment dates, if other than as specified above
                    (iii) date or dates, if any, on which the interest rate may be reset and the basis or formula, if any, for such resetting
                    (iv) overdue rate, if any

               b.   Floating Rate Notes:

                    (i)  interest rate basis
                    (ii) initial interest rate
                    (iii)     spread or spread multiplier, if any
                    (iv) date or dates, if any, on which the spread or spread multiplier may be reset and the basis or formula, if any, for such resetting
                    (v)  interest rate reset periods
                    (vi) interest payment dates
                    (vii)     index maturity
                    (viii)    maximum and minimum interest rates,
if any
                    (ix) record dates
                    (x)  interest determination dates
                    (xi) overdue rate, if any

          9. The date on or after which the Book-Entry Notes are redeemable at the option of the Company or are to be repaid at the option of the Holder, and additional redemption or repurchase provisions, if any.

          10.  Wire transfer information.

          11. Presenting Agent's commission (to be paid in the form of a discount from the proceeds remitted to the Company upon settlement).

          12.  That the Note will be a Book-Entry Note.

     B. The Trustee will assign a CUSIP number to the Global Security representing such Note and then advise the Company by telephone (confirmed in writing at any time on the same date) or electronic transmission of the information set forth in Settlement Procedure "A" above, such CUSIP number and the name of such Agent.

     C. The Trustee will enter a pending deposit message through DTC's Participant Terminal System, providing the following settlement information to DTC, the Presenting Agent, Standard & Poor's Corporation and, upon request, the Trustee under the Indenture pursuant to which such Note is to be issued:

          1.   The information set forth in Settlement Procedure
"A."

          2. Identification as a Fixed Rate Book-Entry Note or a Floating Rate Book-Entry Note.

          3. Initial Interest Payment Date for such Note, number of days by which such date succeeds the related "DTC Record Date" (which term means the Regular Record Date except in the case of floating rate notes which reset daily or weekly, in which case it means the date five calendar days immediately preceding the Interest Payment Date) and amount of interest payable on such Interest Payment Date.

          4. Frequency of interest payments (monthly, semiannually, quarterly, etc.).

          5. CUSIP number of the Global Security representing such Book-Entry Note.

          6. Whether such Global Security will represent any other Book-Entry Note (to the extent known at such time).

          7. The number of Participant accounts to be maintained by DTC on behalf of the Agents or the Trustee.

     D. The Trustee, as Trustee, will complete and authenticate the note certificate evidencing the Global Security representing such Book-Entry Note.

     E. DTC will credit such Book-Entry Note to the Trustee's participant account at DTC.

     F. The Trustee will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC to (i) debit such Book-Entry Note to the Trustee's participant account and credit such Note to the Presenting Agent's participant account and (ii) debit the Presenting Agent's settlement account and credit the Trustee's settlement account for an amount equal to the price of such Note less the Presenting Agent's commission.

     G. The Presenting Agent will enter an SDFS deliver order through DTC's Participant Terminal System instructing DTC (i) to debit such Book-Entry Note to the Presenting Agent's participant account and credit such Note to the participant accounts of the Participants with respect to such Book-Entry Note and (ii) to debit the settlement accounts of such Participants and credit the settlement account of the Presenting Agent for an amount equal to the price of such Note.

     H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures "F" and "G" will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

     I. The Trustee will credit to an account of the Company maintained at the Trustee funds available for immediate use in the amount transferred to the Trustee in accordance with Settlement Procedure "F."

     J. The Presenting Agent will deliver to the purchaser a copy of the most recent Prospectus, as supplemented, applicable to the Book-Entry Note with or prior to any written offer of Book-Entry Notes and the confirmation and payments by the purchaser of the Book-Entry Note.

          The Trustee will retain the Global Security representing such Book-Entry Note and will send a photocopy thereof to the Company by first-class mail. The Trustee will send to the Company at the request of the Company, a written statement setting forth (i) the principal amount of Book-Entry Notes outstanding under the Indenture as of the date of such report, (ii) a brief description of any sales of which the Company has advised the Trustee but which have not yet been settled and (iii) a description of issuances and retirements of, payment on and other activity relating to the Book-Entry Notes during the related month.

          The Presenting Agent will confirm the purchase of such Book-Entry Note to the purchaser either by transmitting to the Participants with respect to such Book-Entry Note a confirmation order or orders through DTC's institutional delivery system or by mailing a written confirmation to such purchaser.

     SETTLEMENT PROCEDURES TIMETABLE

          For offers to purchase Book-Entry Notes solicited by an Agent, as agent, and accepted by the Company for settlement, Settlement Procedures "A" through "J" set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:


SETTLEMENT
PROCEDURES      TIME
A-B             11:00 A.M. on the Sale Date
C               2:00 P.M. on the Sale Date
D               3:00 P.M. on the date before the Settlement Date
E               10:00 A.M. on the Settlement Date
F-G             2:00 P.M. on the Settlement Date
H               4:45 P.M. on the Settlement Date
I-J             5:00 P.M. on the Settlement Date

          If a sale is to be settled more than one Business Day after the Sale Date, Settlement Procedures "A," "B" and "C" shall be completed as soon as practicable but no later than 11:00 A.M. and 2:00 P.M., as the case may be, on the first Business Day after the Sale Date. If the initial interest rate for a Floating Rate Book-Entry Note has not been determined at the time that Settlement Procedure "A" is completed, Settlement Procedures "B" and "C" shall be completed as soon as such rate has been determined but no later than 11:00 A.M. and 12:00 Noon, respectively, on the second Business Day before the Settlement Date. Settlement Procedure "I" is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

          If settlement of a Book-Entry Note is rescheduled or canceled, the Trustee will deliver to DTC, through DTC's
Participant Terminal System, a cancellation message to such effect by no later than 2:00 P.M. on the Business Day immediately preceding the scheduled Settlement Date.

     FAILURE TO SETTLE

          If the Trustee fails to enter an SDFS deliver order with respect to a Book-Entry Note pursuant to Settlement Procedure "F," the Trustee may deliver to DTC, through DTC's Participant Terminal System, as soon as practicable, a withdrawal message instructing DTC to debit such Book-Entry Note to the Trustee's participant account. DTC will process the withdrawal message, provided that the Trustee's participant account contains a principal amount of the Global Security representing such Book-Entry Note that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Notes represented by a Global Security, the Trustee will mark such Global Security "canceled," make appropriate entries in the Trustee's records and send such canceled Global Security to the Company. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Notes represented by a Global Security, the Trustee will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Note or Notes and shall be canceled immediately after issuance and the other of which shall represent the other Book-Entry Notes previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.

          If the purchase price for any Book-Entry Note is not timely paid to the Participants with respect to such Book-Entry Note by the beneficial purchaser thereof (or a Person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the Agent for such Book-Entry Note may enter SDFS deliver orders through DTC's Participant Terminal System reversing the orders entered pursuant to Settlement Procedures "F" and "G," respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph.

          Notwithstanding the foregoing, upon any such failure to settle with respect to a Book-Entry Note, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Notes to have been represented by a Global Security, the Trustee will provide, in accordance with Settlement Procedure "D," for the authentication and issuance of a Global Security representing the other Book-Entry Notes to have been represented by such Global Security and will make appropriate entries in its records.

                                                    EXHIBIT C

                            PURCHASE AGREEMENT

VALERO ENERGY CORPORATION                         [DATE]
530 McCullough Avenue
San Antonio, Texas  78215

ATTENTION:  Senior Vice President and Chief Financial Officer

          The undersigned agrees to purchase the following principal amount of the Notes described in the Distribution
Agreement dated _________________, 1995 (as it may be supplemented or amended from time to time, the "Distribution
Agreement"):


  PRINCIPAL AMOUNT:             $____________

  INTEREST RATE:                _________%

  DISCOUNT:                     _________% of Principal Amount

  AGGREGATE PRICE TO BE
  PAID TO COMPANY (IN
  IMMEDIATELY AVAILABLE
  FUNDS):                       $____________

  SETTLEMENT DATE:

  OTHER TERMS:

     Terms defined in the Prospectus relating to the Notes and in the Distribution Agreement shall have the same meaning when used herein.

          Our obligation to purchase Notes hereunder is subject to the continued accuracy of your representations and warranties contained in the Distribution Agreement and to your performance and observance of all applicable covenants and agreements contained therein, including, without limitation, your obligations pursuant to Section 7 thereof. Our obligation hereunder is subject to the further condition that we shall receive (a) the opinions required to be delivered pursuant to Sections 5(e) and 5(g) of the Distribution Agreement, (b) the certificate required to be delivered pursuant to Section 5(h) of the Distribution Agreement and (c) the letter referred to in
Section 5(i) in each case dated as of the above Settlement Date.

          In further consideration of our agreement hereunder, you agree that between the date hereof and the above Settlement Date, you will not offer or sell, or enter into any agreement to sell, any debt securities of the Company, other than borrowings under your revolving credit agreements and lines of credit.

          We may terminate this Agreement, immediately upon notice to you, at any time prior to the Settlement Date, if prior thereto you are unable to provide any of the opinions, certificates or letters referred to in the second preceding paragraph or there shall have occurred: (i) any change, or any development involving a prospective change, in or affecting primarily the business, properties, condition (financial or other), results of operations or prospects of the Company or the Company and its Subsidiaries taken as a whole which, in our reasonable opinion, materially impairs the investment quality of the Notes; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or the over-the-counter market or the establishment of minimum prices on either of such exchanges or such market; (iii) a general moratorium on commercial banking activities declared by federal or state authorities; (iv) any downgrading in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization," as that term is defined by the Securities and Exchange Commission for purposes of Rule 436(g)(2) under the Securities Act of 1933 or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national calamity or emergency; or (vi) any material adverse change in the existing financial, political or economic conditions in the United States, including any effect of international conditions on the financial markets in the United States, that in our judgment makes it impracticable or inadvisable to proceed with the purchase of Notes. In the event of such termination, no party shall have any liability to the other party hereto, except as provided in Sections 4, 7 and 12 of the Distribution Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of New York.

                           LEHMAN BROTHERS INC.

                           By:
                           [Title]


                           SALOMON BROTHERS INC


                           By:
                           [Title]


                           BT SECURITIES CORPORATION


                           By:
                           [Title]

ACCEPTED:         , 19___

VALERO ENERGY CORPORATION


By:
[Title]